UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On November 10, 2016, Brooks Automation, Inc. (“Brooks” or the “Company”) announced via press release its financial results for the fiscal quarter and full year ended September 30, 2016. A copy of the press release is attached hereto as Exhibit 99.1.
Limitation on Incorporation by Reference. The information in this Item 2.02 and in Item 9.01 of this Current Report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 7, 2016, Brooks Automation, Inc. (“Brooks” or the “Company”) entered into a non-competition agreement with David C. Gray, Senior Vice President, Chief Strategy and New Business Officer ("the executive"). Under the terms of the non-competition agreement, the executive agrees that during the term of the agreement and for a period of 12 months following termination of the executive’s employment with the Company for any reason, the executive shall not (i) engage or invest in any business that develops, manufactures, markets or sells any products or services that are competitive with the products or services developed, manufactured, marketed or sold by the Company; or (ii) employ, hire or solicit any employee of the Company or solicit any person who was a customer of the Company within two years prior to such executive’s termination of employment for business that is competitive with the business of the Company.
On November 7, 2016, the Company also entered into a change in control agreement with Dr. Gray. The agreement provides for certain benefits if the executive is terminated without “cause” or terminates his employment for “good reason” within the two-year period following or the six month period prior to a change in control of the Company. These benefits include: (i) severance in an the amount equal to two times the sum of the executive’s then current base salary plus annual target bonus, payable in bi-weekly installments over the two-year period following termination provided the executive has timely executed a release; and (ii) a lump sum payment in an amount equal to the approximate cost of the Company’s portion of the premiums necessary to continue coverage under the executive’s medical, dental, life insurance and disability insurance plans for a two-year period following termination. If the benefits to be received by an executive under the change in control agreement would result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, the executive will receive either the full amount of benefits or have the benefits reduced to an amount that would not trigger the excise tax, whichever results in the great net amount to the executive after taxes.
On November 7, 2016, the Company also entered into a letter agreement with Dr. Gray, modifying the executive’s original offer letter to provide six months of base salary continuance, plus up to an additional six months of base salary continuance provided that such Executive has not secured comparable full time employment if the executive is terminated without “cause” or terminates his employment for “good reason”.
The foregoing description of the non-competition agreement, the change in control agreement, and the letter agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the form of non-competition agreement, the form of change in control agreement, each in the form filed as Exhibit 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed on June 9, 2015 and the letter agreement attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Letter Agreement dated November 7, 2016 between David C. Gray and the Company.

99.1	Press release issued on November 10, 2016 by Brooks Automation, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: November 10, 2016	Jason W. Joseph Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
10.1	Letter Agreement dated November 7, 2016 between David C. Gray and the Company
99.1	Press release issued on November 10, 2016 by Brooks Automation, Inc.